RICHARD C. GATES
Certified Public Accountant

                            516 Muirfield Drive
                            Lake Worth, FL 33462
                            Phone 561-278-3030 - Fax 561-434-3194


August 16, 1997

Board of Directors
Net Lnnx, Inc.
324 Datura Street, Ste 303
West Palm Beach, FL 33401


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As an independent public accountant, I hereby consent to the use of my audit report dated April 7, 1997 (and all references to my firm) included in the Form 10-K and incorporated by reference in the Post Effective Amendment No. 6 to Form S-8 registration statement of Net Lnnx, Inc.


/s/Richard C. Gates, CPA
Richard C. Gates





















     Member American Institute of Certified Public Accountants
                       SEC Practice Section